Exhibit 10.1

INNOSPEC CLOSES ON NEW $250 MILLION CREDIT FACILITY

Englewood, CO – May 31, 2023 Innospec Inc. (NASDAQ: IOSP) today announced that it has successfully closed on a multi-currency revolving credit agreement, to replace its existing banking facilities that were due to mature in September 2024.

The new facilities will be provided by our existing banking partners, Barclays Bank PLC, U.S. Bank National Association and Wells Fargo Bank N.A with the addition of JP Morgan Securities PLC.

The unsecured facility provides for the availability of $250 million in credit for a four-year term, with an option to extend for a further year at the Company’s discretion. In addition, the amendment allows the Company to request a further amount of up to $125 million to be committed by the group of lenders.

Patrick S. Williams, President and Chief Executive Officer of Innospec, said, “We are very pleased to complete this refinancing, which demonstrates the confidence our banking group has in the strength of our business and its future prospects for growth and profitability. The credit facility will support the continued development of our strategy and facilitate the growth and expansion of our business. As part of the new facility, we are pleased to welcome a new lending partner to the syndicate whose geographic coverage complements Innospec’s extensive reach and will help to support our operations across the world.”

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 2,100 employees in 25 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. The Performance Chemicals business creates innovative technology-based solutions for our customers in the Personal Care, Home Care, Agrochemical, Mining and Industrial markets. The Fuel Specialties business specializes in manufacturing and supplying fuel additives that improve fuel efficiency, boost engine performance and reduce harmful emissions. Oilfield Services provides specialty chemicals to all elements of the oil & gas exploration and production industry.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Such forward-looking statements include statements (covered by words like “expects,” “estimates,” “anticipates,” “may,” “believes,” “feels”, “plans”, “intends” or similar words or expressions, for example) which relate to earnings, growth potential, operating performance, events or developments that we expect or anticipate will or may occur in the future. Although forward-looking statements are believed by management to be reasonable when made, they are subject to certain risks, uncertainties and assumptions, and our actual performance or results may differ materially from these forward-looking statements. Additional information regarding risks, uncertainties and assumptions relating to Innospec and affecting our business operations and prospects are described in Innospec’s Annual Report on Form 10-K for the year ended December 31, 2022 and other reports filed with the U.S. Securities and Exchange Commission. You are urged to review our discussion of risks and uncertainties that could cause actual results to differ from forward-looking statements under the heading “Risk Factors” in such reports. Innospec undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Corbin Barnes

Innospec Inc.

+44-151-355-3611

corbin.barnes@innospecinc.com